Exhibit 11.1

               Wilsons The Leather Experts Inc. and Subsidiaries
                           Net Loss Per Common Share
                   (In Thousands, Except Per Share Amounts)



                                                                        Three Months       Three Months
                                                                           Ended              Ended
                                                                       July 31, 1999      August 1, 1998
                                                                       -------------      --------------
Net loss                                                               $     (12,920)     $      (11,878)
                                                                       =============      ==============

Weighted average common shares outstanding - basic                            10,877              10,240


Effect of options granted (1)                                                N/A                N/A
Effect of warrant (1)                                                        N/A                N/A
                                                                       -------------      --------------
Weighted average common shares outstanding - basic
  and diluted                                                                 10,877              10,240
                                                                       =============      ==============

Basic and diluted net loss per common share (1)                        $       (1.19)     $        (1.16)
                                                                       =============      ==============

                                                                         Six Months         Six Months
                                                                           Ended              Ended
                                                                       July 31, 1999      August 1, 1998
                                                                       -------------      --------------
Net loss                                                               $     (15,917)     $      (16,415)
                                                                       =============      ==============

Weighted average common shares outstanding - basic                            10,856               9,886


Effect of options granted (1)                                                N/A                N/A
Effect of warrant (1)                                                        N/A                N/A
                                                                       -------------      --------------

Weighted average common shares outstanding - basic and
diluted                                                                       10,856               9,886
                                                                       =============      ==============

Basic and diluted net loss per common share (1)                        $       (1.47)     $        (1.66)
                                                                       =============      ==============

     Note 1: Under Statement of Financial Accounting Standard No. 128 "Earnings per Share," common stock equivalents are excluded when computing diluted net income or loss per common share if the effect is anti-dilutive.